UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2024

Atlas Financial Holdings, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35816	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2024, Atlas Financial Holdings, Inc., a Cayman Islands exempted company limited by shares (the “Company”), and a direct subsidiary of the Company entered into a Collateral Acceptance Agreement (the “Agreement”) with STAT Risk Management, Inc., a Delaware corporation (“SRMI”), and Sheridan Road Partners, LLC, as administrative agent under the Company’s previously disclosed Convertible Senior Secured Delayed-Draw Credit Agreement, dated as of September 1, 2021 (as amended, the “Credit Agreement”). Pursuant to the Agreement, among other things, SRMI acquired all of the issued and outstanding shares of the Company’s indirect subsidiaries Anchor Group Management Inc., a New York corporation, and UBI Holdings, Inc., a Delaware corporation, in exchange for satisfaction of indebtedness of the Company and its subsidiaries of approximately $12.7 million owed to SRMI under the Credit Agreement and certain demand notes. The Company provided a guarantee of performance of the obligations of its subsidiary under the Agreement. The transaction enables the Company to continue to have access to certain resources expected to be necessary to support continuing responsibilities.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Company’s guarantee of performance set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Prior to entering into the Agreement, the Company was not in compliance with the minimum liquidity requirements set out in the Credit Agreement, which failure to comply constituted an event of default under the Credit Agreement that, if not cured, would result in the total outstanding principal and interest owed under the Credit Agreement in an aggregate amount equal to approximately $10.0 million to immediately become due and payable.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and information within the meaning of the federal securities laws regarding the Company and its businesses. Such statements are based on the current expectations, estimates, projections, and assumptions made by management. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this report may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the insurance industry, economic factors, and the equity markets generally and the other risk factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and subsequent periodic reports. Many of these uncertainties and risks are difficult to predict and beyond management’s control. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made, and the Company and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Collateral Acceptance Agreement, entered into January 25, 2024, by and among American Insurance Acquisition, Inc., Atlas Financial Holdings, Inc., STAT Risk Management, Inc., and Sheridan Road Partners, LLC as administrative agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Financial Holdings, Inc.

Date: January 31, 2024	By:	/s/ Paul A. Romano
	Name:	Paul A. Romano
	Title:	Vice President and Chief Financial Officer